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                                                                     Exhibit 4.4



                              ALLOCATION AGREEMENT


         THIS ALLOCATION AGREEMENT (the "Agreement") is entered into this ___ day of _________, 1998 by and among Edwin M. Roth, Corey B. Roth, CEW Partners and Martin Trust (individually, a "Purchaser" and collectively, "Purchasers").


                                    RECITALS

         1. Specialty Chemical Resources, Inc., a Delaware corporation (the "Company"), intends to distribute to the record holders of its Common Stock, par value $.10 per share (the "Common Stock"), and holders of its 6% Convertible Subordinated Notes Due 2006, subscription rights (the "Rights") to subscribe for and purchase up to $1,800,000 principal amount of the Company's Convertible Subordinated Notes due 2008 (the "Notes").

         2. The Company has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the offering and sale of the Notes and the Rights with respect to same (the "Rights Offering"). The Prospectus included with the Registration Statement sets forth the terms of the Rights Offering (the "Prospectus").

         3. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Prospectus.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, and other good and valuable consideration and subject to the conditions hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ALLOCATION. Each of the Purchasers agrees that the Notes collectively purchased by the Purchasers shall be allocated among the Purchasers as follows:

            (a) Each of the Purchasers presently intends, but is not obligated, to execute to the fullest extent his or its Rights to subscribe for and to purchase the Notes.

            (b) Immediately following completion of the Rights Offering, the Purchasers, by transfers among themselves, will allocate the Notes purchased by them such that the Roth Group (as defined below), CEW Partners and Martin Trust will each own one-third (1/3) of such Notes. The "Roth Group" means Edwin M. Roth and Corey B. Roth collectively.

         2. CLOSING.

            (a) The closing of the transactions provided for in this Agreement (the "Closing") will take place at the offices of Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP Tower, 200 Public Square, Cleveland, Ohio 44114 or at such other place as the parties hereto may mutually agree,
         (x) on the fifth (5th) business day following the Expiration Date or
         (y) at such other time and date as the parties hereto may designate by mutual consent.
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            (b) On the second (2nd) business day following the Expiration Date, the Company shall send notice to each Purchaser which sets forth the allocation of Notes provided for in Section 1 above (the "Allocation Notice"). At the Closing, each Purchaser will deliver that number of certificates representing the Notes, duly endorsed in blank, as is set forth opposite his or its name on the Allocation Notice as is necessary to fully effect the allocation set forth in this Agreement and each transferee of such Notes shall pay for such Notes at the Rights Offering price therefor.

         3. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and delivered personally (including by courier), sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, or if telegraphed, telexed or sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the United States first-class mail, certified or registered, return receipt requested, as follows:

                   Edwin M. Roth
                   Corey B. Roth
                   c/o Specialty Chemical Resources, Inc.
                   9055 South Freeway Drive
                   Macedonia, Ohio 44056

                   Telephone: (330) 468-1380
                   Facsimile: (330) 468-0287

                   and to:

                   CEW Partners
                   45 Rockefeller Plaza, Suite 2500
                   New York, New York 10020

                   Telephone: (212) 757-1544
                   Facsimile: (212) 956-2644

                   and to:

                   Martin Trust
                   c/o Trust Investments
                   52 Stiles Road
                   Salem, New Hampshire  03079

                   Telephone: (603) 898-2002
                   Facsimile: (603) 898-6650

Any party may, by notice given in accordance with this Section 3 to the other party, designate another address or person for receipt of notices hereunder.



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         4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters described herein, and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

         5. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument will be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         6. GOVERNING LAW. This Agreement will be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Ohio (without regard to principles of conflicts of law), except to the extent that the Delaware General Corporation Law specifically and mandatorily applies to the issuance of the certificates representing the Notes and the terms thereof.

         7. BINDING EFFECT; NO ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law; provided, however, that a Purchaser may assign all or a portion of his or its rights and obligations hereunder to an "Affiliate." The term "Affiliate" as used herein with respect to any person or entity shall mean (i) any person, corporation or other organization which, directly or indirectly, controls, is controlled by or is under common control with such person or entity, (ii) any trust or other estate in which such person, corporation or other organization has a beneficial interest or as to which such person, corporation or other organization serves as a trustee or any similar fiduciary capacity, (iii) any spouse of such person and any lineal descendants and ancestors of such person and such spouse and the spouses of any such lineal descendants and ancestors, and (iv) any trust solely for the benefit of the spouses and/or the lineal descendants and ancestors of such person.

         8. SEVERABILITY. In the event that any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts which together will constitute one and the same instrument.

         10. FURTHER ASSURANCES. Each party will, at the request of the other party, at any time and from time to time following the Closing, promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may



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be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

         11. NO THIRD-PARTY BENEFICIARIES. It is understood and agreed between the parties hereto that this Agreement and the representations, warranties and covenants made herein are made expressly and solely for the benefit of the other party hereto (or their respective successors or permitted assigns), and that no other person will be entitled or be deemed to be a third-party beneficiary of any party's rights under this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.



                                         _______________________________________
                                         Edwin M. Roth, Individually



                                         _______________________________________
                                         Corey B. Roth, Individually



                                         CEW PARTNERS


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________




                                         MARTIN TRUST


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________



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